UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Rodin Global Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	81-1310268
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

110 E. 59th Street New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-214130

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by Rodin Global Property Trust, Inc. (the “Registrant”) to register its shares of common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The description of the Common Stock registered hereby is incorporated by reference to the “Description of Shares” section of the prospectus contained in the Registrant’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (SEC File No. 333-214130) (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2019 and all amendments and supplements to the Registration Statement subsequently filed with the Commission including prospectus relating thereto filed subsequently pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

3.1	Second Articles of Amendment and Restatement of Rodin Global Property Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 12, 2017)

3.2	Articles of Amendment to the Second Articles of Amendment and Restatement of Rodin Global Property Trust, Inc., dated June 6, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018)

3.3	Second Amended and Restated Bylaws of Rodin Global Property Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on May 12, 2017)

4.1	Forms of Subscription Agreement (included as Appendix A to the prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement (File No. 333-214130), filed on April 16, 2019 and incorporated by reference herein)

4.2	Rodin Global Property Trust, Inc. Distribution Reinvestment Plan (included as Appendix B to the prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement (File No. 333-214130), filed on April 16, 2019 and incorporated by reference herein)

4.3	Share Repurchase Program (included under the heading “Description of Shares—Share Repurchase Program” of the prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement (File No. 333-214130), filed on April 16, 2019 and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 26, 2019
RODIN GLOBAL PROPERTY TRUST, INC.

	By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chairman and Chief Executive Officer